Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Kurt A. Gustafson, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Spectrum Pharmaceuticals, Inc. on Form 10-Q for the quarterly period ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Spectrum Pharmaceuticals, Inc.

Date: November 18, 2013	By:	/s/ Kurt A. Gustafson
	Name:	Kurt A. Gustafson
	Title:	Executive Vice President and Chief Financial Officer

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or, the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated by reference.